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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 26, 2010

LIBERTY MEDIA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-33982	84-1288730
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.
Englewood, Colorado 80112
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure

        On January 26, 2010, Liberty Media Corporation ("Liberty") issued a press release announcing its intention to commence a partial tender offer to purchase up to 34,500,000 shares of the common stock of Live Nation Entertainment, Inc. ("Live Nation"), at a cash purchase price of $12 per share. The offer price represents approximately a 14.2% premium over the closing price on January 25, 2010 of $10.51. Liberty, through its subsidiaries, currently owns approximately 14.6% of the outstanding common stock of Live Nation based on publicly available stock information. If the tender offer is fully subscribed and completed, Liberty would own approximately 34.9% of the outstanding common stock of Live Nation. Liberty will attribute any shares it purchases in the tender offer to its Liberty Capital group. The Live Nation shares currently owned by Liberty are attributed to its Liberty Interactive group.

        This Form 8-K and the press release attached hereto as Exhibit 99.1 are being furnished to the SEC under Item 7.01 of Form 8-K in satisfaction of the public disclosure requirements of Regulation FD.

Item 9.01.    Financial Statements and Exhibits

(d)   Exhibits

Exhibit No.	Name
99.1	Press Release dated January 26, 2010

 SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 27, 2010

LIBERTY MEDIA CORPORATION
By:	/s/ MARK E. BURTON Name: Mark E. Burton Title: Vice President

 EXHIBIT INDEX

Exhibit No.	Name
99.1	Press Release dated January 26, 2010

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  Item 7.01. Regulation FD Disclosure
  Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX